Exhibit 99.1

News Release
Contact: Media: Chip Coffee, President and Chief Executive Officer 843 388-8433
                              Alan W. Jackson, Executive Vice President and Chief Financial Officer 843 388-8433
Website:  www.tidelandsbank.com

FOR IMMEDIATE RELEASE

Tidelands Bancshares, Inc. Announces Consistent Growth for Third Quarter

Mt. Pleasant, SC, October 31, 2006 - Tidelands Bancshares, Inc. (NASDAQ: TDBK), holding company for Tidelands Bank, today announced that earnings for the nine months ended September 30, 2006 were $1,115,554, or $0.36 per diluted share, as compared to a loss of $240,274, or $0.10 per diluted share, for the same period in 2005. Chip Coffee, President and CEO noted, “We are excited to build on our momentum during the first nine months of 2006 with a profitable third quarter, our fifth consecutive quarterly profit.”

We are pleased with the growth in income and assets in the third quarter of 2006. Net income for the three months ended September 30, 2006 totaled $385,118, or $0.12 per diluted share, compared to $119,624, or $0.04 per diluted share, reported for the quarter ended September 30, 2005.

Since September 30, 2005, the loan portfolio has grown from $142.0 million to $265.4 million at the end of the third quarter 2006. This 87% growth in net loans contributed to an increase in assets of $136.8 million, from $179.6 million on September 30, 2005 to $316.4 million at the end of the most recent quarter. Total deposits increased $107.8 million, or 73%, to $255.7 million at September 30, 2006 from $147.9 million at September 30, 2005.

Return on average assets was 0.56% for the nine months ended September 30, 2006 (annualized), compared to (0.25%) for the nine months ended September 30, 2005 (annualized). Return on average shareholders’ equity was 6.32% for the nine months ended September 30, 2006 (annualized), compared to (1.77%) for the same period in 2005 (annualized).

FORWARD-LOOKING STATEMENTS
Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SUMMARY CONSOLIDATED FINANCIAL DATA

                Our summary consolidated financial data as of and for the nine and three months ended September 30, 2006 and 2005 have not been audited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Tidelands Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

Results of Operations:	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Interest income:
Loans, including fees	$14,354,568	$5,293,022	$5,547,789	$2,462,710
Securities available for sale, taxable	805,295	483,303	409,487	160,283
Federal funds sold	169,748	154,075	76,158	96,708
Interest-bearing balances	2,322	899	1,986	124

Total	15,331,933	5,931,299	6,035,420	2,719,825

Interest expense:
Time deposits $100,000 and over	1,278,690	584,084	578,863	238,452
Other deposits	5,973,235	1,729,578	2,396,720	921,661
Other borrowings	901,087	196,870	472,811	81,547

Total	8,153,012	2,510,532	3,448,394	1,241,660

Net interest income	7,178,921	3,420,767	2,587,026	1,478,165

Provision for loan losses	1,116,000	1,099,000	288,000	296,000

Net interest income after
provision for loan losses	6,062,921	2,321,767	2,299,026	1,182,165

Non-interest income:
Service charges on deposit accounts	16,753	8,829	5,875	3,586
Residential mortgage origination income	531,502	231,481	188,400	83,697
Other service fees and commissions	100,448	37,229	36,627	14,656
Other	13,918	8,142	4,767	5,317

Total non-interest income	662,621	285,681	235,669	107,256

Non-interest expense:
Salaries and employee benefits	3,052,543	1,738,155	1,210,173	692,773
Net occupancy	333,076	226,896	160,726	70,047
Furniture and equipment	224,033	183,671	79,762	66,772
Other operating	1,345,336	822,200	472,916	278,205

Total non-interest expense	4,954,988	2,970,922	1,923,577	1,107,797

Income (loss) before income taxes	1,770,554	(363,474)	611,118	181,624
Income tax expense (benefit)	655,000	(123,200)	226,000	62,000

Net income (loss)	$1,115,554	$(240,274)	$385,118	$119,624

Earnings (loss) per common share
Basic earnings (loss) per share	$0.37	$(0.10)	$0.13	$0.04

Diluted earnings (loss) per share	$0.36	$(0.10)	$0.12	$0.04

Weighted average common shares outstanding
Basic	3,053,032	2,478,831	3,066,626	3,038,311

Diluted	3,111,196	2,492,538	3,135,202	3,062,605

Tidelands Bancshares, Inc. and Subsidiary
Consolidated Balance Sheets

	September 30,	September 30,	December 31,
	2006	2005	2005
	(Unaudited)	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$2,356,199	$1,687,311	$1,863,057
Federal funds sold	2,986,000	16,409,000	6,365,000

Total cash and cash equivalents	5,342,199	18,096,311	8,228,057

Securities available for sale	32,816,906	12,616,357	11,782,299
Nonmarketable equity securities	1,182,100	150,600	150,600

Total securities	33,999,006	12,766,957	11,932,899

Mortgage loans held for sale	905,269	919,653	1,164,849

Loans receivable	268,743,122	143,824,520	179,660,168
Less allowance for loan losses	3,361,000	1,799,000	2,245,000

Loans, net	265,382,122	142,025,520	177,415,168

Premises, furniture and equipment, net	7,030,069	3,899,410	5,517,907
Accrued interest receivable	1,727,340	633,093	905,228
Other assets	2,043,646	1,305,594	1,250,054

Total assets	$316,429,651	$179,646,538	$206,414,162

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$9,235,990	$7,822,777	$7,823,659
Interest-bearing transaction accounts	4,799,943	2,087,309	3,386,849
Savings and money market	141,358,463	101,010,078	120,017,845
Time deposits $100,000 and over	56,901,323	25,900,884	23,404,171
Other time deposits	43,398,783	11,065,402	20,015,928

Total deposits	255,694,502	147,886,450	174,648,452

Note payable	-	1,551,295	1,541,310
Securities sold under agreements to repurchase	10,000,000	6,500,000	6,500,000
Junior subordinated debentures	8,248,000	-	-
FHLB advance	16,000,000	-	-
Other borrowings	-	-	29,840
Accrued interest payable	1,051,382	424,182	444,999
Other liabilities	841,394	362,175	154,903

Total liabilities	291,835,278	156,724,102	183,319,504

Shareholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized,
none issued	-	-	-
Common stock, $.01 par value, 10,000,000 shares
authorized; 3,068,008, 3,039,888 and 3,044,054 shares issued and outstanding at September 30, 2006, September 30, 2005
and December 31, 2005, respectively	30,680	30,399	30,441
Capital surplus	25,422,145	25,061,959	25,098,578
Retained deficit	(737,392)	(2,132,740)	(1,852,946)
Accumulated other comprehensive income (loss)	(121,060)	(37,182)	(181,415)

Total shareholders' equity	24,594,373	22,922,436	23,094,658

Total liabilities and shareholders' equity	$316,429,651	$179,646,538	$206,414,162

Tidelands Bancshares, Inc. and Subsidiary

Per Share Data:	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Net income, basic	$0.37	$(0.10)	$0.13	$0.04
Net income, diluted	$0.36	$(0.10)	$0.12	$0.04
Book value	$8.02	$ 7.54	$8.02	$7.54
Weighted average number of shares
outstanding:
Basic	3,053,032	2,478,831	3,066,626	3,038,311
Diluted	3,111,196	2,492,538	3,135,202	3,062,605

Performance Ratios:
Return on average assets (1)	0.56%	(0.25%)	0.50%	0.29%
Return on average equity (1)	6.32%	(1.77%)	6.33%	2.08%
Net interest margin (1)	3.74%	3.71%	3.47%	3.67%
Efficiency ratio (2)	63.19%	80.16%	68.15%	69.87%

Asset Quality Ratios:	At September 30,
	2006	2005
Nonperforming assets, past due and restructured
loans to total loans (3)	0.00%	0.00%
Nonperforming assets, past due and restructured to
total assets	0.00%	0.00%
Net charged-offs year to date to average total
loans (3)	0.00%	0.00%
Allowance for loan losses to nonperforming loans	0.00%	0.00%
Allowance for loan losses to total loans (3)	1.25%	1.25%

Capital Ratios:	At September 30,
	2006	2005
Tangible equity to Tangible assets	7.77%	12.76%
Leverage ratio	10.13%	12.83%
Tier 1 risk-based capital ratio	11.31%	13.16%
Total risk-based capital ratio	12.51%	14.24%

Growth Ratios and Other Data(4):
Percentage change in assets	53.30%	137.76%
Percentage change in loans (3)	49.58%	160.12%
Percentage change in deposits	46.41%	145.25%
Percentage change in equity	6.49%	175.87%
Loans to deposit ratio (3)	105.10%	97.25%

_________________

1 – Annualized for the three and nine month periods.
2 – Computed by dividing non-interest expense by the sum of net interest income and non-interest income.
3 – Includes nonperforming loans, if any.
4 – Growth from the previous year end amount.